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                                                                    Exhibit 10.7

                     [Applegate & Collatos, Inc. letterhead]

                                  March 7, 2002

Strictly Confidential
---------------------

CBD Media LLC
312 Plum Street, Suite 1050
Cincinnati, Ohio 45202

          Re: CBD Media LLC

Gentlemen:

     The purpose of this Agreement (this "Agreement") is to confirm and memorialize the arrangement under which Applegate & Collatos, Inc. ("ACI") has been engaged by CBD Media LLC ("CBD") to provide CBD advisory and other services on the terms and conditions of this Agreement.

     1. Management Fees. CBD agrees to pay ACI an annual management fee of $500,000 (the "Management Fee") for the services provided by ACI as more fully described below. The Management Fee shall be payable by CBD to ACI in cash in quarterly installments in advance at the beginning of each calendar quarter, commencing on the date of the closing of the transactions (the "Acquisition") contemplated by that certain Asset Purchase Agreement dated as of February 4, 2002 among Broadwing Inc., an Ohio corporation, Cincinnati Bell Directory Inc., an Ohio corporation, and CBD Media LLC, a Delaware limited liability company, as amended (pro rated for the portion of the calendar quarter from the closing date through March 31, 2002) and each April 1, July 1, October 1 and January 1 thereafter during the term of this Agreement.

     2. Expenses. In addition to the Management Fee, we will separately bill our expenses as incurred. Generally, these expenses include travel costs, document production costs, the reasonable fees and disbursements of our legal counsel and other expenses of this type. CBD hereby agrees to reimburse ACI, upon request made from time to time, for such expenses.

     3. Services. ACI hereby agrees that, during the term of this Agreement (the "Term"), ACI will:

          a. provide CBD with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide CBD with financing from banks or other financial

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               institutions or other entities on terms and conditions
               satisfactory to CBD; and

          b. provide CBD with financial, managerial and operational advice in connection with its day-to-day operations, including advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of CBD.

     4. Term. This Agreement shall continue in full force and effect, unless and until amended or terminated by mutual consent of the parties; provided that CBD shall pay any and all accrued and unpaid obligations of CBD owed under Sections 1, 2, and 5 and the agreements set forth in Sections 5, 6, 7 and 8, and this Section 4 shall remain operative regardless of any such termination.

     5. Indemnification. ACI will act under this Agreement as an independent contractor with duties to CBD. Because ACI will be acting on CBD's behalf in this capacity, it is ACI's practice to receive indemnification. Concurrently with the execution of this Agreement, CBD will enter into the form of indemnity agreement attached to this Agreement.

     6. Confidentiality. Any advice or opinion provided by ACI may not be disclosed or referred to publicly except in accordance with our prior written consent.

     7. Waiver of Jury Trial. ACI and CBD each waives any rights to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of ACI pursuant to, and the performance of ACI of the services contemplated by, this Agreement.

     8.   Miscellaneous.

          a. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          b. Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by both parties.

          c. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          d. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

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     If the terms of our engagement as set forth in this Agreement are satisfactory, kindly sign the enclosed copy of this Agreement and indemnification form and return them to ACI.

                                        Very truly yours,

                                        Applegate & Collatos, Inc.


                                        By:      /s/  Brion B. Applegate
                                           -------------------------------------
                                           Name:  Brion B. Applegate
                                           Its: President

Accepted:

CBD Media LLC


By:      /s/  Douglas Myers
   -----------------------------
   Name: Douglas Myers
   Its:  President

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                                  CBD Media LLC
                           312 Plum Street, Suite 1050
                             Cincinnati, Ohio 45202

Applegate & Collatos, Inc.
333 Middlefield Road, Suite 200
Menlo Park, CA 94025

     This letter will confirm that we have engaged Applegate & Collatos, Inc. ("ACI") to advise and assist us in connection with the matters referred to in our Agreement dated March 7, 2002 (the "Agreement"). In consideration of your agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless you and your affiliates and your and their respective officers, partners, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (you and each such person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the Acquisition (as defined in the Agreement) or the engagement of ACI pursuant to, and the performance by ACI of the services contemplated by, the Agreement and will reimburse each Indemnified Person for all expenses (including reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding arising therefrom, whether or not pending or threatened and whether or not any Indemnified Person is a party. We also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to us or our direct or indirect security holders or creditors related to or arising out of the engagement of ACI pursuant to, and the performance by ACI of the services contemplated by, the Agreement, except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from bad faith or gross negligence of such Indemnified Person.

     We will not, without your prior written consent, settle, compromise, consent to the entry of judgment in or otherwise seek to terminate any action, claims, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this letter will, without our prior written consent, settle, compromise, consent to the entry of judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

     If the indemnification provided for in the first paragraph of this letter is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified Person, in respect of any losses, claims, damages, or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, we shall contribute to the amount paid or

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payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and us, on the other hand, of the Acquisition (whether or not the Acquisition is consummated) or (ii) if (but only if) the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of you and us, as well as any other relevant equitable considerations, provided however, in no event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by you under the Agreement. For purposes of this letter, in connection with the Acquisition or any merger, consolidation or similar business combination involving CBD Media LLC or its subsidiaries, the relative benefits to us and you of the Acquisition or such transaction shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received or paid by us or our stockholders, as the case may be, in the Acquisition or such transaction, whether or not the Acquisition or such transaction is consummated, bears to (b) the fees paid or to be paid to you under the Agreement with respect to the Acquisition or such transaction.

     The indemnification contained herein in no way limits any other indemnification to which ACI or its affiliates are entitled pursuant to any other agreement.

     The provisions of this letter shall apply to the engagement of ACI and any modifications thereof and shall remain in full force and effect regardless of any termination or the completion of your services under the Agreement.

     This letter shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.

                                        Very truly yours,

                                        CBD Media LLC


                                        By:         /s/  Douglas Myers
                                           -------------------------------------
                                           Name: Douglas Myers
                                           Its:  President

Accepted:

Applegate & Collatos, Inc.


By:   /s/  Brion B. Applegate
   -----------------------------
   Name: Brion B. Applegate
   Its:  President